UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) July 19, 2018 (July 16, 2018)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

ITEM 8.01   Other Events

Panhandle Oil and Gas Inc. (the “Company”) has signed an agreement to acquire certain mineral acreage and producing oil and gas properties.  The properties are being purchased from a private seller at a price of $9,000,000 with an effective date of June 1, 2018, and the transaction is projected to close within 45 days.  The acquisition will be funded utilizing the Company’s bank credit facility.

The acquisition includes 3,126 net mineral acres in the core of the Bakken/Three Forks Play in Williams, McKenzie, Dunn and Divide Counties, North Dakota, 802 net mineral acres in Atoka, Beckham and Creek Counties, Oklahoma, 389 net mineral acres in Crockett, Gaines, Grayson, Reeves and Ward Counties, Texas, and 200 net mineral acres in Wyoming and Colorado. The acquisition also includes royalty interest in 94 Bakken and Three Forks producing wells with current net production of 53 Boe per day, royalty interest in 20 Bakken and Three Forks drilled uncompleted (DUC) wells and royalty interest in 194 Bakken and Three Forks undeveloped locations at current spacing. The primary operators include Continental Resources, Crescent Point, Hess, Oasis, Statoil and Whiting. Production and reserves are approximately 66% oil, 17% NGL and 17% gas.

ITEM 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit

NumberDescription

99.1	Press Release issued by Panhandle Oil and Gas Inc., dated July 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Paul F. Blanchard Jr.
Paul F. Blanchard Jr.,
President and CEO

DATE:	July 19, 2018